                            Exhibit 99.1

Custom Truck One Source, Inc. Reports First Quarter 2021 Financial Results
KANSAS CITY, MO, May 12, 2021 – Custom Truck One Source, Inc. (NYSE: CTOS, “CTOS” or the “Company”), a leading provider of specialty equipment to the electric utility, telecom, rail and other infrastructure-related end markets, today reported financial results for its first quarter ended March 31, 2021.
On April 1, 2021, the Company, formerly known as Nesco Holdings, Inc. ("Nesco"), through its subsidiary, closed on the acquisition of Custom Truck One Source, L.P. ("Custom Truck") (the "Acquisition"). The combination creates a leading, one-stop shop for specialty equipment serving highly attractive and growing infrastructure end markets, including transmission and distribution ("T&D"), telecom, rail and other national infrastructure initiatives. The financial data below reflects only the standalone results of Nesco prior to the closing of the Acquisition. Results for the combined companies following the Acquisition are expected to be provided at a later date.
Nesco Standalone First Quarter Highlights
All metrics compared to first quarter 2020 unless otherwise noted

•Total revenue was $78.3 million compared to $81.7 million
•Equipment Rentals and Sales ("ERS") segment revenue held steady at $62.7 million compared to $63.7 million
•Fleet utilization improved to 78.5% from 77.3%
•Equipment sales increased 7.9% to $18.0 million
•Net loss was $27.9 million compared to net loss of $16.0 million
•Adjusted EBITDA was $27.5 million compared to $32.1 million
•Free cash flow increased by $21.8 million from negative $30.0 million

Strategic Combination of Nesco and Custom Truck Complete

•Closed on the combination of Nesco and Custom Truck on April 1, 2021
•New senior secured asset-based credit facility and senior secured second lien notes put in place on April 1, 2021, reducing weighted average interest rate on senior secured debt to 4.4% from 7.7%
•Combination of Nesco and Custom Truck creates one of the leading one-stop-shop specialty rental equipment resources, with a rental fleet of more than 8,800 pieces of specialized equipment
•CTOS expects to realize over $50 million in synergies from the combination over time

“The closing of the merger between Nesco and Custom Truck was a tremendous milestone, but we are now singularly focused on continuing to build a great business and delivering on strong value creation opportunities for our shareholders,” said Fred Ross, Chief Executive Officer of Custom Truck One Source. “Both companies generated solid results during the first quarter. By joining forces, we’re even better positioned to serve our customers and capitalize on emerging strength in our attractive end markets, while continuing to drive both revenue and cost synergies.”
Total revenue for Nesco standalone in the first quarter was $78.3 million, a decrease of 4.2% from the first quarter of 2020, as a result of rental fleet mix and a decline in upfit work under the PTA business. Nesco standalone realized growth in sales of equipment of $1.3 million, an increase of 7.9%, from the first quarter of 2020.
Net loss for Nesco standalone was $27.9 million for the first quarter compared to net loss of $16.0 million in the first quarter of 2020. Nesco standalone recognized transaction expenses related to the Acquisition of approximately $10.4 million, as well as a non-cash charge of $7.6 million related to privately placed warrants stemming from its 2019 merger with Capitol Investment Corp. IV (a "SPAC" investment vehicle).
Adjusted EBITDA for Nesco standalone was $27.5 million in the first quarter, a decrease of 14.1% from the first quarter of 2020. The decline in adjusted EBITDA was primarily due to lower rental yield resulting from a slower ramp in transmission projects compared to distribution projects and a shift in revenue mix, with sales of equipment making up approximately 23.0% of total revenue compared to 20.4% in the first quarter of 2020.
Standalone Nesco had cash of $3.2 million as of March 31, 2021, and net debt outstanding, including capital leases, was $743.6 million as of March 31, 2021, an increase of $8.1 million compared to December 31, 2020.
CONFERENCE CALL INFORMATION
The Company has scheduled a conference call at 5:00 P.M. Eastern Time on May 12, 2021, to discuss its first quarter 2021 financial results. A webcast will be publicly available investors.customtruck.com. To listen by phone, please dial 1-855-327-6838 or 1-604-235-2082. A replay of the call will be available until midnight, Wednesday, May 19, 2021, by dialing 1-844-512-2921 or 1-412-317-6671 and entering passcode 10014764.

NON-GAAP FINANCIAL MEASURES
The Company uses a variety of operational and financial metrics, including financial measures that do not conform with Generally Accepted Accounting Principles ("GAAP"), to analyze its performance and financial condition. These include adjusted EBITDA, free cash flow, fleet utilization, original equipment cost ("OEC") on rent and net capital expenditures, among other metrics. The Company utilizes these financial measures to manage its business on a day-to-day basis and believes they are the most relevant measures of performance. Some of these measures are commonly used in the specialty rentals industry to evaluate performance. The Company believes these non-GAAP measures provide greater insights to investors about its revenue and cost performance, in addition to standard GAAP-based financial measures. There are no specific rules or regulations for determining non-GAAP measures, and as such, they may not be comparable to measures used by other companies within the industry. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or to be superior to, the financial information prepared and presented in accordance with GAAP. The definitions of non-GAAP financial measures along with a reconciliation of non-GAAP financial information to GAAP are included in the supplemental financial schedules.
ABOUT CTOS
CTOS is one of the largest providers of specialty equipment, parts, tools, accessories and services to the electric utility transmission and distribution, telecommunications and rail markets in North America. CTOS offers its specialized equipment to a diverse customer base for the maintenance, repair, upgrade and installation of critical infrastructure assets, including electric lines, telecommunications networks and rail systems. The Company's coast-to-coast rental fleet of more than 8,800 units includes aerial devices, boom trucks, cranes, digger derricks, pressure drills, stringing gear, hi-rail equipment, repair parts, tools and accessories. For more information, please visit investors.customtruck.com.
FORWARD-LOOKING STATEMENTS
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's management’s control, that could cause actual results or outcomes to differ materially from those discussed in this press release. This press release is based on certain assumptions that the Company's management has made in light of its experience in the industry, as well as the Company’s perceptions of historical trends, current conditions, expected future developments and other factors the Company believes are appropriate in these circumstances. As you read and consider this press release, you should understand that these statements are not guarantees of performance or results. Many factors could affect the Company’s actual performance and results and could cause actual results to differ materially from those expressed in this press release. Important factors, among others, that may affect actual results or outcomes include: the impact of the COVID-19 pandemic on the Company's business and operations as well as the overall economy; the Company’s ability to execute on its plans to develop and market new products and the timing of these development programs; the Company’s estimates of the size of the markets for its solutions; the rate and degree of market acceptance of the Company’s solutions; the success of other competing technologies that may become available; the Company’s ability to identify and integrate acquisitions, including the Company’s ability to integrate the businesses of Nesco and Custom Truck and realize the anticipated benefits thereof; the performance and security of the Company’s services; potential litigation; and general economic and market conditions impacting demand for the Company’s services. For a more complete description of these and other possible risks and uncertainties, please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, as updated by the Company's quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements.
INVESTOR CONTACT
Bradley Meader, CFO
(844) 403-6138
investors@customtruck.com

Custom Truck One Source, Inc.
Nesco Holdings, Inc. Standalone Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended March 31,
(in $000s except per share data)	2021	2020
Revenue
Rental revenue	$48,289	$50,994
Sales of rental equipment	10,485	9,093
Sales of new equipment	7,502	7,577
Parts sales and services	12,023	14,079
Total revenue	78,299	81,743
Cost of revenue
Cost of rental revenue	16,643	13,786
Depreciation of rental equipment	17,844	20,112
Cost of rental equipment sales	6,740	7,728
Cost of new equipment sales	6,925	6,654
Cost of parts sales and services	9,643	11,360
Major repair disposals	285	700
Total cost of revenue	58,080	60,340
Gross profit	20,219	21,403
Operating expenses
Selling, general, and administrative	11,339	11,618
Licensing and titling	711	821
Amortization and non-rental depreciation	775	716
Transaction and other expenses	10,448	1,452
Total operating expenses	23,273	14,607
Operating income (loss)	(3,054)	6,796
Other expense
Interest expense, net	14,906	16,014
Other expense, net	5,857	6,021
Total other expense	20,763	22,035
Loss before income taxes	(23,817)	(15,239)
Income tax expense (benefit)	4,090	730
Net Loss	$(27,907)	$(15,969)
Loss per share:
Basic and diluted	$(0.57)	$(0.33)

Custom Truck One, Inc.
Nesco Holdings, Inc. Standalone Condensed Consolidated Balance Sheets (unaudited)

(in $000s)	March 31, 2021	December 31, 2020

Assets
Current Assets
Cash	$3,191	$3,412
Accounts receivable, net	54,415	60,933
Inventory	33,665	31,367
Prepaid expenses and other	13,075	7,530
Total current assets	104,346	103,242
Property and equipment, net	3,756	6,269
Rental equipment, net	323,705	335,812
Goodwill and other intangible assets, net	304,878	305,631
Deferred income taxes	13,126	16,952
Notes receivable	433	498
Total assets	$750,244	$768,404
Liabilities and Stockholders' Deficit
Current Liabilities
Accounts payable	$27,972	$31,829
Accrued expenses	30,156	31,991
Deferred rent income	776	975
Current maturities of long-term debt	1,111	1,280
Current portion of capital lease obligations	5,059	5,276
Total current liabilities	65,074	71,351
Long term debt, net	725,677	715,858
Capital leases	4,513	5,250
Derivative and warrants liabilities	23,647	7,012
Total long-term liabilities	753,837	728,120

Commitments and contingencies

Stockholders' Deficit
Common stock	5	5
Additional paid-in capital	425,224	434,917
Accumulated deficit	(493,896)	(465,989)
Total stockholders' deficit	(68,667)	(31,067)
Total Liabilities and Stockholders' Deficit	$750,244	$768,404

Custom Truck One Source, Inc.
Nesco Holdings, Inc. Standalone Condensed Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended March 31,
(in $000s)	2021	2020
Operating activities
Net loss	$(27,907)	$(15,969)
Adjustments to reconcile net loss to net cash flow from operating activities:
Depreciation	18,063	20,377
Amortization - intangibles	753	691
Amortization - financing costs	804	711
Provision for losses on accounts receivable	1,383	777
Share-based payments	698	559
Gain on sale of equipment - rental fleet	(4,137)	(2,213)
Loss (gain) on insurance proceeds - damaged equipment	(2)	(120)
Major repair disposals	285	700
Change in fair value of derivative and warrants	5,846	5,963
Deferred tax (benefit) expense	3,826	652
Changes in assets and liabilities:
Accounts receivable	1,520	1,207
Inventory	(5,081)	176
Prepaid expenses and other	(5,545)	(34)
Accounts payable	(956)	(3,352)
Accrued expenses and other liabilities	(1,437)	(12,427)
Unearned income	(199)	(517)
Net cash flow from operating activities	(12,086)	(2,819)

Investing activities
Purchase of equipment - rental fleet	(11,368)	(33,347)
Proceeds from sale of equipment and parts	14,789	9,960
Insurance proceeds from damaged equipment	627	365
Purchase of property and equipment	(141)	(4,168)
Other	65	—
Net cash flow from investing activities	3,972	(27,190)

Financing activities
Borrowings under revolving credit facilities	25,461	35,680
Repayments under revolving credit facilities	(16,431)	—
Repayments of notes payable	(182)	—
Capital lease payments	(955)	—
Finance fees paid	—	(1,737)
Net cash flow from financing activities	7,893	33,943
Net Change in Cash	(221)	3,934
Cash at Beginning of Period	3,412	6,302
Cash at End of Period	$3,191	$10,236

	Three Months Ended March 31,
(in $000s)	2021	2020
Supplemental Cash Flow Information
Cash paid for interest	$26,287	$24,977
Cash paid for income taxes	122	76
Non-Cash Investing and Financing Activities:
Transfer of inventory to rental equipment	2,783	2,087
Rental equipment and property and equipment purchases in accounts payable	6,285	11,861
Rental equipment sales in accounts receivable	1,505	5,627

Custom Truck One Source, Inc.
Nesco Holdings, Inc. Standalone Adjusted EBITDA Reconciliation (unaudited)

	Three Months Ended March 31,
(in $000s)	2021	2020

Net loss	$(27,907)	$(15,969)
Interest expense	14,906	16,014
Income tax expense (benefit)	4,090	730
Depreciation expense	18,063	20,377
Amortization expense	753	691
EBITDA	9,905	21,843
Adjustments:
Non-cash purchase accounting impact (1)	53	917
Transaction and process improvement costs (2)	10,744	2,079
Major repairs (3)	285	700
Share-based payments (4)	698	559
Change in fair value of derivative and warrants (5)	5,846	5,963
Adjusted EBITDA	$27,531	$32,061

Adjusted EBITDA is defined as net income (loss) plus interest expense, provision for income taxes, depreciation and amortization, and further adjusted for (1) non-cash purchase accounting impact, (2) transaction and process improvement costs, including the effect of the cessation of operations in Mexico, (3) major repairs, (4) share-based payments, and (5) the change in fair value of derivative instruments. This non-GAAP measure is subject to certain limitations.
(1) Represents the non-cash impact of purchase accounting, net of accumulated depreciation, on the cost of equipment sold. The equipment acquired received a purchase step-up in basis, which is a non-cash adjustment to the equipment cost pursuant to our credit agreement.
(2) Represents transaction costs related to the acquisition of Custom Truck One Source. These expenses are comprised of professional consultancy, legal, tax and accounting fees. Also included are the expenses associated with the closure of the Company's Mexican operations, which closure activities commenced in the third quarter of 2019.
(3) Represents the undepreciated cost of replaced vehicle chassis and components from heavy maintenance, repair and overhaul activities associated with our fleet, which is an adjustment pursuant to our credit agreement.
(4) Represents non-cash stock compensation expense associated with the issuance of stock options and restricted stock units.
(5) Represents the charge to earnings for our interest rate collar (which is an undesignated hedge) and the change in fair value of the liability for warrants.

Nesco Holdings, Inc. Standalone Fleet Metrics (unaudited)

	Three Months Ended March 31,
(in $000s)	2021	2020

Average OEC on rent	$499,725	$499,756
Fleet utilization	78.5%	77.3%
OEC on rent yield	35.0%	36.5%
OPERATIONAL AND FINANCIAL METRICS
Average OEC on rent. OEC on rent is the original equipment cost of units rented to customers at a given point in time. Average OEC on rent is calculated as the weighted-average OEC on rent during the stated period.
Fleet utilization. Fleet utilization is defined as the total number of days the rental equipment was rented during a specified period of time divided by the total number of days available during the same period and weighted based on OEC.
OEC on rent yield. OEC on rent yield (“ORY”) is a measure of return realized by our on rental fleet during a 12-month period. ORY is calculated as rental revenue (excluding freight recovery and ancillary fees) during the stated period divided by the Average OEC on Rent for the same period. For period less than 12 months, the ORY is adjusted to an annualized basis.

Nesco Holdings, Inc. Standalone Segment Performance (unaudited)

	Three Months Ended March 31,
	2021			2020
(in $000s)	ERS	PTA	Total	ERS	PTA	Total
Rental revenue	$44,730	$3,559	$48,289	$47,053	$3,941	$50,994
Sales of rental equipment	10,485	—	10,485	9,093	—	9,093
Sales of new equipment	7,502	—	7,502	7,577	—	7,577
Parts sales and services	—	12,023	12,023	—	14,079	14,079
Total revenue	62,717	15,582	78,299	63,723	18,020	81,743
Cost of revenue	29,202	11,034	40,236	27,320	12,908	40,228
Depreciation of rental equipment	16,885	959	17,844	18,976	1,136	20,112
Gross Profit	$16,630	$3,589	$20,219	$17,427	$3,976	$21,403

Nesco Holdings, Inc. Standalone Net Capital Expenditures (unaudited)

	Three Months Ended March 31,
(in $000s)	2021	2020
Purchase of equipment - rental fleet	$11,368	$33,347
Purchase of other property and equipment	141	4,168
Total Capital Expenditures	11,509	37,515
Less:
Proceeds from sale of equipment and parts	(14,789)	(9,960)
Insurance proceeds from damaged equipment	(627)	(365)
Net Capital Expenditures	$(3,907)	$27,190

Nesco Holdings, Inc. Standalone Free Cash Flow (unaudited)

	Three Months Ended March 31,
(in $000s)	2021	2020
Net cash flow from operating activities	$(12,086)	$(2,819)
Net capital expenditures	3,907	(27,190)
Free cash flow	$(8,179)	$(30,009)